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                                                                     EXHIBIT 5.1

                                  May 17, 2001




Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, California  94588

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as counsel to Thoratec Corporation, a California corporation ("Thoratec"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") which Thoratec proposes to file with the Securities and Exchange Commission on or about May 17, 2001 for the purpose of registering under the Securities Act of 1933, as amended, 4,828,240 shares of its Common Stock, no par value per share (the "Shares"), issued pursuant to the Agreement and Plan of Merger, dated as of October 3,2000 (the "Merger Agreement"), among Thoratec, Lightning Acquisition Corp., Thermo Cardiosystems, Inc. and Thermo Electron Corporation.

      We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

      In rendering our opinion, we have examined the following records, documents and instruments:

      (a) The Amended and Restated Articles of Incorporation of Thoratec certified by the California Secretary of State as of December 29, 2000, as amended by the Certificate of Amendment of the Amended and Restated Articles of Incorporation certified by the California Secretary of State as of February 20, 2001 and certified to us by an officer of Thoratec as being complete and in full force and effect as of the date of this opinion;

      (b) The Amended and Restated Bylaws of Thoratec certified to us by an officer of Thoratec as being complete and in full force and effect as of the date of this opinion;

      (c) A certificate of an officer of Thoratec (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, of Thoratec relating to the Shares, the Merger Agreement and the Registration Statement, and (ii) certifying as to certain factual matters;

      (d)   The Registration Statement;


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Thoratec Corporation
May 15, 2001
Page 2


      (e)   The Merger Agreement; and

      (f) A letter from Computershare Trust Company, Inc., Thoratec's transfer agent, dated May 15, 2001, as to the number of shares of Thoratec's Common Stock that were outstanding on May 10, 2001.

      This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Merger Agreement was paid for the Shares, (iii) appropriate certificates evidencing the Shares have been and will be executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, the Shares will be legally issued, and fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                                /s/ Heller Ehrman White &
                                                    McAuliffe LLP